UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2003

ASYST TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

000-22430 (Commission File No.)	94-2942251 (IRS Employer Identification No.)

48761 Kato Road
Fremont, California 94538
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (510) 661-5000

ITEM 5. OTHER EVENTS
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX
EXHIBIT 1.1
EXHIBIT 5.1
EXHIBIT 99.1

ITEM 5. OTHER EVENTS

     On November 20, 2003, Asyst Technologies, Inc., or the Company, entered into a Purchase Agreement with Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, U.S. Bancorp Piper Jaffray Inc. and Adams, Harkness & Hill, Inc., together the Underwriters, relating to the sale of 6,000,000 shares of the Company’s common stock at an offering price to the public of $15.17 per share. The Underwriters have been granted a 30-day option to purchase up to an additional 900,000 shares of common stock from the Company. The offering of the common stock will be made by means of a prospectus, consisting of a prospectus supplement and a base prospectus, which has been filed with the Securities and Exchange Commission. The press release issued by the Company dated November 21, 2003, titled “Asyst Technologies Announces Pricing of Common Stock in Public Offering,” is attached hereto as Exhibit 99.1 and is herein incorporated by reference.

     Neither the filing of any press release as an exhibit to this Current Report on Form 8-K nor the inclusion in such press release of a reference to the Company’s Internet address shall, under any circumstances, be deemed to incorporate the information available at such Internet address into this Current Report on Form 8-K. The information available at the Company’s Internet address is not part of this Current Report on Form 8-K or any other report filed by the Company with the Securities and Exchange Commission.

     Attached as Exhibit 1.1 to this Current Report on Form 8-K is the Purchase Agreement by and among the Company and the Underwriters, dated November 20, 2003. Attached as Exhibit 5.1 to this Current Report on Form 8-K is the opinion of Cooley Godward LLP relating to the validity of the shares to be issued in the offering.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit Number	Description

1.1	Purchase Agreement by and among Asyst Technologies, Inc., Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, U.S. Bancorp Piper Jaffray Inc. and Adams, Harkness & Hill, Inc., dated November 20, 2003.
5.1	Opinion of Cooley Godward LLP.
23.1	Consent of Cooley Godward LLP (reference is made to Exhibit 5.1)
99.1	Press Release titled “Asyst Technologies Announces Pricing of Common Stock in Public Offering,” dated November 21, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASYST TECHNOLOGIES, INC

Dated: November 21, 2003	By:	/s/ Steve Debenham

Steve Debenham Vice President, General Counsel and Secretary

EXHIBIT INDEX

Number	Description

1.1	Purchase Agreement by and among Asyst Technologies, Inc., Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, U.S. Bancorp Piper Jaffray Inc. and Adams, Harkness & Hill, Inc., dated November 20, 2003.
5.1	Opinion of Cooley Godward LLP.
23.1	Consent of Cooley Godward LLP (reference is made to Exhibit 5.1)
99.1	Press Release titled “Asyst Technologies Announces Pricing of Common Stock in Public Offering,” dated November 21, 2003.